Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2021, with respect to the consolidated financial statements included in the Annual Report of Canterbury Park Holding Corporation on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Wipfli LLP

Minneapolis, Minnesota

August 10, 2021